Registration No.

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                          _______________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   under
                        THE SECURITIES ACT OF 1933
                          _______________________

                           CORNING INCORPORATED
          (Exact name of registrant as specified in its charter)

     New York                                             16-0393470
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)

     Corning, New York                                        14831
(Address of principal executive offices)                   (Zip Code)
                         ______________________

             CORNING INCORPORATED SUPPLEMENTAL INVESTMENT PLAN
                            (Full title of plan)
                          ______________________

                            William C. Ughetta
                           Senior Vice President
                            and General Counsel
                           Corning Incorporated
                            Corning, NY  14831
                              (607) 974-9000
        (Name, address, and telephone number of agent for service)
                           _____________________

                      CALCULATION OF REGISTRATION FEE
_________________________________________________________________________________________________
                                       Proposed maximum    Proposed maximum   Amount of
Title of Securities   Amount being     offering price      aggregate          registration
being registered<F1>  registered       per obligation      offering price<F2> fee
_________________________________________________________________________________________________
Deferred Compensation
Obligations    ...... $10,000,000      100%                $10,000,000        $3,031
_________________________________________________________________________________________________

<F1> The Deferred Compensation Obligations are unsecured obligations of
     Corning Incorporated to pay deferred compensation in the future in accordance with the terms of the Supplemental Investment Plan.
<F2> Estimated solely for the purpose of calculating the registration fee.

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

     1. The Annual Report on Form 10-K for the fiscal year ended December 31, 1996, of Corning Incorporated (the "Company") filed pursuant to Section 13(a) of the Exchange Act.

     2.   All other reports filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since December 31, 1996, consisting of the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 and the Company's Current Reports on Form 8-K dated January 13, 1997, January 27, 1997 and April 15, 1997.

     3. The registration statement on Form 8-A filed by the Company on July 11, 1996 which contains a description of the Company's Preferred Share Purchase Rights Plan.

     All documents filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

     $10,000,000 of Deferred Compensation obligations (the
"Obligations") being registered under this Registration Statement may be offered to certain eligible employees of the Company and its subsidiaries pursuant to the Supplemental Investment Plan
(the "Plan") of the Company.

     The Obligations are general unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Plan from the general asseets of the Company and rank pari passu with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

     The amount of compensation deferred by each participant is determined in accordance with each participant's deferral election and the provisions of the Plan. The Plan provides generally for the same investment options as are available under the Company's Investment Plan. Participants may make elections concerning where their deferral accounts are to be invested. However, the Obligations are unfunded bookkeeping accounts, the returns on which are measured by the performance of certain investment vehicles elected by the participants. Participants cannot sell, assign, transfer, pledge or otherwise encumber any Obligation. All deferral accounts together with earnings thereon will be payable upon retirement, death, disability or termination of employment in a single lump sum or upon retirement in up to five equal annual installments in accordance with the terms of the Plan. Vested benefits may be paid earlier in the event of an unforeseeable emergency.

     The Company reserves the right to amend or terminate the Plan at any time, except that no amendment or modification shall accelerate the payment of amounts previously deferred or provide for additional benefits.

     The Obligations are not convertible into any other security of the Company. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant of the Company. No trustee has been appointed having the authority to take action with respect to the Obligations.
Item 5.   Interests of Named Experts and Counsel

     William C. Ughetta, Esq., Senior Vice President and General
Counsel of Corning, has rendered an opinion as to the legality of the Obligations offered hereby. Mr. Ughetta is eleigible to participate in the Supplemental Investment Plan.

     The consolidated financial statements of Corning and of Dow Corning Corporation incorporated in this Registration Statement by reference to Corning's Annual Report on Form 10-K for the year ended December 31, 1996 have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Item 6.   Indemnification of Directors and Officers

     Under the New York Business Corporation Law ("NYBCL"), a corporation may indemnify its directors and officers made, or threatened to be made, a party to any action or proceeding, except for stockholder derivative suits, if such director or officer acted in good faith, for a purpose which he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to, the best interests of the corporation, and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. In the case of stockholder derivative suits, the corporation may indemnify a director or officer if he or she acted in good faith for a purpose which he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to the best interests of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the NYBCL, any indemnification under the NYBCL pursuant to the above paragraph may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct by (i) the disinterested directors if a quorum is available, (ii) the board upon the written opinion of independent legal counsel or (iii) the stockholders.

     The indemnification described above under the NYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws or when authorized by (i) such certificate of incorporation or by-laws, (ii) a resolution of stockholders, (iii) a resolution of directors or (iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

     The foregoing statement is qualified in its entirety by reference to Sections 715, 717 and 721 through 725 of the NYBCL.

     Article VIII of the registrant's By-Laws provides that the registrant shall indemnify each director and officer against all costs and expenses actually and reasonably incurred by him in connection with the defense of any claim, action, suit or proceeding against him by reason of his being or having been a director or officer of the registrant to the full extent permitted by, and consistent with, the NYBCL.

     The directors and officers of the registrant are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

Item 8.   Exhibits

      4.1 Supplemental Investment Plan

      5.1 Opinion of William C. Ughetta, Esq. Senior Vice
          President and General Counsel

     23.1 Consent of William C. Ughetta, Esq. (included in
          Exhibit 5).

     23.2 Consent of Price Waterhouse LLP.

     24.1 Powers of Attorney.

Item 9.   Undertakings

     (a)  The undersigned registrant hereby undertakes;

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by section
                    10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or
                    events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if in the aggregate the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)     To include any material information with
                    respect to the plan of distribution not
                    previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and
          (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Corning Incorporated, a New York corporation, certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corning, State of New York, on the 30th day of April, 1997.

                              Corning Incorporated
                              (Registrant)

                              by   /s/ William C. Ughetta
                                  William C. Ughetta, Senior Vice
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on April 30, 1997 by the following persons in the capacities indicated:

     Signature                          Capacity

     /s/ Roger G. Ackerman         Chairman of the  Board,
     (Roger G. Ackerman)           Principal Executive Officer and Director

     /s/ Van C. Campbell           Vice Chairman,
     (Van C. Campbell)             Principal Financial Officer and Director

     /s/ James B. Flaws            Vice President, Controller
     (James B. Flaws)              and Principal Accounting Officer

          *                        Director
     (Robert Barker)

          *                        Director
     (John Seely Brown)

          *                        Director
     (Lawrence S. Eagleburger)

          *                        Director
     (John H. Foster)

          *                        Director
     (Norman E. Garrity

          *                        Director
     (Gordon Gund)

          *                        Director
     (John M. Hennessy)

          *                        Director
     (James R. Houghton)

          *                        Director
     (James W. Kinnear)

          *                        Director
     (John W. Loose)

          *                        Director
     (James J. O'Connor)

          *                        Director
     (Catherine A. Rein)

          *                        Director
     (Henry Rosovsky)

          *                        Director
     (H. Onno Ruding)

          *                        Director
     (William D. Smithburg)



*By  /s/ William C. Ughetta
     (William C. Ughetta)
     Attorney-in-fact

                          EXHIBIT INDEX


Exhibit
Number                                  Description

 4.1           Supplemental Investment Plan

 5.1           Opinion of William C. Ughetta, Esq. Senior Vice
               President and General Counsel

23.1           Consent of William C. Ughetta, Esq. (included in
               Exhibit 5).

23.2           Consent of Price Waterhouse LLP.

24.1           Powers of Attorney.

                                                      EXHIBIT 4.1

                      CORNING INCORPORATED

                  SUPPLEMENTAL INVESTMENT PLAN



     Corning Incorporated hereby establishes, effective January 1, 1997, this Corning Incorporated Supplemental Investment Plan to permit Eligible Employees to defer under this Plan a portion of their compensation to supplement contributions they make to the Corning Incorporated Investment Plan.

                           ARTICLE ONE

                           Definitions

1.1  "Board" means the Board of Directors of Corning
Incorporated.

1.2 "Code" means the Internal Revenue Code of 1986, as amended, and regulations issued thereunder.

1.3 "Committee" means the Supplemental Investment Plan Committee appointed by the Board.

1.4  "Company" means Corning Incorporated.

1.5 "Company Stock Fund" means an investment fund option that is invested, actually or hypothetically, primarily in any class of Corning common stock or Corning preferred stock that is convertible into Corning common stock.

1.6 "Compensation" means the sum of an Eligible Employee's base salary and bonuses without regard to the limitations prescribed in Code Section 401(a)(17). As used in this Plan, base salary means base salary, sales commissions and IOC and DCA cash awards; bonus means goalsharing awards and annual Variable Compensation awards that are not deferred under the Company's Bonus Deferral Plan.

1.7  "Effective Date" means January 1, 1997.

1.8 "Employee" or "Eligible Employee" means any employee of the Company who meets the eligibility requirements of Section
     3.1.

1.9  "Investment Plan" means the Corning Incorporated Investment
     Plan for Salaried Employees as amended from time to time.

1.10 "Plan" means this Corning Incorporated Supplemental
     Investment Plan.

1.11 "Plan Year" or "Year" means the calendar year.

1.12 "Trustee" means any trustee the Board may designate if it determines, in its sole discretion, to establish a trust fund for the purpose of paying Plan benefits.

                           ARTICLE TWO

                         Purpose of Plan

2.1 The purpose of this Plan is to afford Eligible Employees who are prevented from making additional contributions to the Investment Plan because of Code limitations the opportunity to defer additional amounts to this Plan and for the Company to contribute additional amounts on behalf of these Employees.

                          ARTICLE THREE

                           Eligibility

3.1 An Employee shall be an Eligible Employee and be entitled to participate in this Plan during any Plan Year that (a) such employee is on the Corning payroll for the Year; (b) such employee is a participant in the Investment Plan for the year and the employee's contributions to the Investment Plan have reached the maximum allowed for that Year under the contribution limits of Code Section 402(g)(i); (c) such employee belongs to a select group of management or highly-compensated employees as provided for in Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and (d) such employee's total annual cash Compensation from the Company for the Plan Year has exceeded $150,000 (or such higher figure as indexed for inflation under the rules of Code Section 401(a)(17)).

                          ARTICLE FOUR

                          Contributions

4.1 Employee Contributions. An Eligible Employee may contribute to this Plan in a Plan Year any amount up to 15 percent of his or her Compensation in excess of the amount determined under Section 3.1(d) during the Plan Year that is earned after the Eligible Employee has made the maximum allowable pre-tax contributions to the Investment Plan. All Employee contributions shall be pre-tax and shall be made by salary reduction in accordance with the deferral election rules of
     Section 4.3.

4.2  Company Allocations.

     (a) Matching Allocations. If any portion of an Eligible Employee's contributions under Section 4.1 consists of amounts that would have been matched by the Company under the Investment Plan but for a Code limitation on contributions, the Company will credit matching allocations to the Employee under this Plan with respect to such amounts at the same level and under the terms as specified in the Investment Plan. Matching allocations will be credited separately with respect to salary and bonus deferrals instead of being based on deferrals in the aggregate; an Eligible Employee will not be credited with a maximum match unless he or she contributes at least five percent of earnings from both components of income (i.e., salary and bonuses).

     (b)  Bonus Matching Allocations.  Each Plan Year, the
     Company shall allocate on behalf of each Employee who elects to invest his or her own contributions in the Company Stock
     Fund an amount equal to 15 percent of the Employee's contributions that he or she directs to the Company Stock
     Fund.

     (c) Allocations for Long-Service Employees. Each Plan Year, the Company shall allocate on behalf of each of its Eligible Employees who has nine or more years of service as of the preceding December 31 and who is making contributions to this Plan for the Year, an amount equal to 1.175 percent of the Eligible Employee's Compensation for the Year reduced by the amount the Company contributes as a mandatory contribution to the Investment Plan for the Year.

4.3 Deferral Election for Employee Contributions. An Eligible Employee may defer Compensation under this Plan only by making a written election with the Company before the beginning of the calendar year for which the deferrals will be effective provided that for the first year an Employee becomes eligible to participate, the election may be made at any time up to 30 days after the date the Employee becomes eligible. Such written election shall include: (a) the amount to be deferred; and (b) the payment method for receiving his or her retirement benefits. The terms of this election shall be irrevocable except that a new election form may be filed with respect to future deferrals under such terms as the Eligible Employee may elect and except that the form of benefit payments may be changed consistent with Section 6.1.

     An Eligible Employee shall make separate elections with respect to deferrals of base salary and with respect to deferrals of bonuses. New elections shall be required each Year for bonus deferrals but elections for deferrals of base salary shall continue in effect indefinitely unless changed by subsequent election prior to the beginning of a Year.

     Notwithstanding the foregoing, any deferral election may be terminated by an Eligible Employee for the purpose of halting deferrals for the balance of a Plan Year. In addition, in the event of financial need, an Eligible Employee may reduce his or her level of base salary deferrals provided that only one such reduction is permitted in any Plan Year. A reduction shall be effective as of the first business day of the month requested or as soon as administratively practicable thereafter.

                          ARTICLE FIVE

                 Investment of Employee Accounts

5.1 Investment of Deferred Amounts. The Committee shall establish the same investment options under this Plan as are available from time to time under the Investment Plan.
     These options may be in the form of: (1) hypothetical accounts whose performance shall track the returns of the comparable Investment Plan options; (2) actual funds held by the Company; or (3) actual funds held by a Trustee appointed by the Board. In any event, Eligible Employees shall be entitled to state their preferences concerning where their individual accounts will be invested.

     Notwithstanding the objective of establishing identical investment options under this plan as exist in the Investment Plan, the Committee may in its sole discretion establish independent rules under this Plan concerning the investment of Employee deferrals in the Company Stock Fund, e.g., by prohibiting such investments altogether, by prohibiting persons subject to Section 16(b)'s short-swing profits rules from making such investments or by otherwise regulating the terms of investing in the Company Stock Fund.

     The Company shall have the ultimate obligation to pay out all deferred amounts plus the earnings thereon in accordance with the terms of this Plan. In order to meet its obligations under this Plan, the Company may appoint a Trustee and direct such Trustee to establish individual investment accounts for each Eligible Employee. The Trustee shall be empowered to invest such accounts and any earnings thereon in such investments (not to include securities of the Trustee) as may be designated by the Committee. In the event a Trustee is appointed to invest Employee accounts, the Committee shall be responsible for directing how the accounts are to be invested, taking into account Employee preferences. If no Trustee is appointed, the Committee shall establish bookkeeping accounts and credit earnings to such accounts in accordance with such Investment Plan benchmarks as may be established from time to time.

5.2 Investment of Company Allocations. All Company allocations under Section 4.2 shall be invested in the Company Stock Fund and shall be subject to such investment and transfer restrictions as apply from time to time to comparable contributions made under the Investment Plan.

5.3 Restrictions on Company Stock Fund. All amounts invested initially in the Company Stock Fund shall remain so invested provided that an Eligible Employee may transfer funds out of the Company Stock Fund at such time and under such terms and conditions as the Employee may transfer funds held in Company stock under the Investment Plan.

5.4 Rollover of Other Deferred Compensation Accounts. The Committee may in its sole discretion direct the transfer of amounts deferred by an Eligible Employee under another unfunded deferred compensation plan of the Company to the Eligible Employee's account under this Plan. Such transfer shall be made for the purpose of commonly investing the deferred amounts under a single investment arrangement. Any such transfer of assets shall be permitted only to the extent that the assets are of a type which can be invested under this Plan. No transfer of assets shall change the terms of any deferred compensation election made by the Eligible Employee with respect to such transferred assets. However, to the extent consistent with any election on the other unfunded deferred compensation arrangement's election form, the terms of this Plan and any associated trust agreement shall govern such transferred amounts.

5.5 Limitations on Assignment of Benefits. The Company's purpose in creating separate participant accounts is to provide comfort to Eligible Employees that the deferred amounts will be available to pay benefits when due.
     However, each Eligible Employee's account under the trust shall be subject to the claims of the Company's creditors in the event of the Company's insolvency or bankruptcy as provided in the trust agreement. Notwithstanding the foregoing, the benefits payable under this Plan shall not revert to the Company or be subject to the Company's creditors prior to insolvency or bankruptcy, nor shall they be subject in any way to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind by the Eligible Employee, his beneficiary or the creditors of either, including any such liability as may arise from the Eligible Employee's bankruptcy.

5.6 Unfunded Nature of Plan. Notwithstanding any investment arrangements that may be established, it is intended that this Plan shall be treated as an unfunded plan of deferred compensation as this term is used in Title I of ERISA and it shall be administered accordingly.

                           ARTICLE SIX

                            Benefits

6.1 Vesting. An Eligible Employee's contributions under Section 4.1, the Company's allocations for long-service Employees under Section 4.2(c) and the earnings on all such contributions are 100 percent vested at all times. The Company's matching allocations and bonus matching allocations under Sections 4.2(a) and (b) and earnings thereon shall become vested in accordance with the terms and conditions in effect from time to time for the vesting of Company matching and bonus matching contributions under the Investment Plan.

6.2  Timing and Form of Benefit Payments.

     (a) Retirement Benefits. If an Eligible Employee terminates employment at any time on or after the date the Employee satisfies the age and service requirements under the Company's Pension Plan to receive an early or normal retirement pension benefit, the amounts accumulated in an Eligible Employee's account shall be paid in full or shall commence within 30 days of the six-month anniversary of his or her retirement or as soon thereafter as administratively practicable. Account balances may be paid in cash or in property in either a lump sum or in annual installment payments of substantially equal amounts over a five-year period. The election of the form of payment shall be made initially at the time of the deferral election as specified in Section 4.3. The form of payment may be changed by an Employee's written election to the Committee at any time up to 18 months prior to termination of employment. Any change made within 18 months of an Employee's termination date shall be disregarded by the Committee. If no valid election concerning the form of benefits is in effect, the Employee's entire account balance shall be paid in a lump sum amount.

     (b) Death Benefits. In the event of an Eligible Employee's death, his or her account balance shall be payable to his or her designated beneficiary without penalty which may be a natural person, a trust or an estate. An Eligible Employee shall designate his or her beneficiary in writing on a form acceptable to the Committee. The filing of any beneficiary designation form shall have the effect of automatically revoking any beneficiary designation form filed previously. The consent of a previously-designated beneficiary shall not be a prerequisite for an Eligible Employee to file a new beneficiary designation form.

     If death occurs while the Eligible Employee is receiving installment payments, the remainder of such installment payments shall continue to be paid to his or her designated beneficiary provided that the Company may in its sole discretion pay the remaining interest of the Employee to his or her beneficiary in a lump sum payment.

     With respect to deaths which occur prior to an Eligible Employee's commencing receipt of benefits, the Employee shall be entitled to designate either a lump sum or a five-year installment form of payment to be made to the designated beneficiary. If no election is made, the payment shall be made in a lump sum amount.

     All death benefits shall commence or be made in full as soon as administratively practicable following the date of the Eligible Employee's death. If a beneficiary is not validly designated, or is not living or cannot be found at the date of payment, any amount payable pursuant to this Plan shall be paid to the estate of the Eligible Employee in a lump sum amount.

     (c) Disability Benefits. In the event an Eligible Employee suffers a disability (as the term disability is defined in the Investment Plan), the Employee's interest under this Plan shall commence within 30 days of the determination of disability or as soon thereafter as administratively practicable and shall be paid without penalty in the form of substantially equal annual installments over a five-year period, provided that the Committee shall have the discretion to shorten the payment period or to pay benefits in a lump sum if the Employee has a financial need for such alternative payments.

     (d) Benefits Payable Other Than on Account of Retirement or Death. If an Eligible Employee's termination of employment occurs for any reason other than retirement of employment or death as described in the preceding subsections, the Eligible Employee's entire interest under this Plan shall be paid out without penalty in a single lump sum payment within 30 days following termination of employment or as soon thereafter as administratively practicable.

6.3 In-Service Withdrawals. Notwithstanding the time of payment provisions set forth in Section 6.2, vested benefits may be paid earlier in the sole discretion of the Committee on account of an unforeseeable emergency. For this purpose, an unforeseeable emergency means an unanticipated emergency that is caused by an event beyond the control of the Eligible Employee or the Employee's beneficiary and that would result in severe financial hardship to the affected individual if early withdrawal were not permitted. The amount that may be paid on account of hardship is limited to the amount necessary to meet the emergency.

     Notwithstanding the time of payment provisions set forth in
     Section 6.2, vested benefits may also be paid earlier upon assessment of a financial penalty. In the event an in-service distribution is made for any reason other than unforeseeable emergency as described above, the Eligible Employee's account shall be reduced by 10 percent of the amount of the withdrawal. The 10 percent penalty may be assessed against any one or more of the Eligible Employee's investment funds as the Committee may determine.

6.4 Source of Benefit Payments. Subject to the claims of the Company's creditors, the Company or the Trustee, as the case may be, shall pay benefits in accordance with the Committee's directions. If a trust is established and the Trustee holds insufficient funds to pay the deferred amounts, adjusted for the earnings (and losses) on them, the Company shall have the obligation to pay such amounts to the Eligible Employees. Such payments shall be made from the general assets of the Company.

                          ARTICLE SEVEN

                  Administration and Procedures

7.1 Plan Administration. The Board, Trustee and Committee possess certain specified powers, duties, responsibilities and obligations under the Plan and trust. It is intended under this Plan that each be solely responsible for the proper exercise of its own functions and that each shall not be responsible for any act or failure to act of another.

7.2 Establishment of Accounts. The Committee shall establish and maintain individual accounts for each Eligible Employee, which accounts shall record all activities with respect to the accounts, including contributions, adjustments for earnings (and losses), and withdrawals. The Committee shall determine the benefits due each Employee from this Plan and shall direct them to be paid by the Company or the Trustee accordingly.

7.3 Committee Authority. The Committee has sole discretion to determine the eligibility of employees to participate in this Plan, to determine their eligibility for and the amount of their benefits, to interpret the Plan, to adopt rules relating to its administration and to take any other action it deems appropriate to administer the Plan. The decisions made by, and the actions taken by, the Committee in the administration of this Plan shall be final and conclusive on all persons. Except for their willful disregard of their duties, the members of the Committee shall not be subject to individual liability with respect to this Plan.

7.4 Committee Communications. The Committee shall inform each Employee of any deferral, investment and beneficiary elections which the Employee may possess and shall record such choices along with such other information as may be necessary to administer the Plan.

                          ARTICLE EIGHT

                    Amendment and Termination

8.1 Company's Authority. While it intends to maintain this Plan in conjunction with the Investment Plan for as long as necessary to achieve its purposes, the Company reserves the right to amend or to terminate the Plan at any time for whatever reason it may deem appropriate. No Plan amendment shall accelerate the payment of amounts previously deferred or provide for additional benefits.

8.2 Company Obligations for Benefits. Notwithstanding the preceding Section, the Company hereby makes a contractual commitment to pay to its Employees the benefits accrued under this Plan to the extent it is financially capable of meeting such obligations.

                          ARTICLE NINE

                          Miscellaneous

9.1 Relationship to Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Company and the Employee, or as a right of any Employee to be continued in the employment of the Company, or as a limitation on the right of the Company to discharge any of its Employees, with or without cause.

9.2 Coordination with the Investment Plan. If questions concerning the interpretation or administration of this Plan arise that are not governed by the terms set forth in this document, or that are governed by this Plan but are ambiguous, the terms of the Investment Plan will govern to the extent they are consistent with the terms and purposes of this Plan.

9.3 Governing Law. This Plan shall be interpreted and enforced in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the Company has caused this Plan document to be executed by its duly authorized officer this ______ day of _______________, 1996.


                         CORNING INCORPORATED



                         By:  _______________________________

                         Title:  ______________________________

                                                      EXHIBIT 5.1


Corning Incorporated
Corning, New York  14831

April 30, 1997



To the Board of Directors of
Corning Incorporated



Gentlemen:

     I am Senior Vice President and General Counsel of Corning Incorporated, a New York corporation ("Corning"), and am familiar with the preparation and filing of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, with respect to Deferred Compensation Obligations which may be offered by Corning pursuant to the Supplemental Investment Plan of Corning (the "Plan").

     In this connection, I have examined the originals, or copies certified to my satisfaction, of such corporate records of Corning, certificates of public officials and officers of Corning, and other documents as I deemed pertinent as a basis for the opinions hereinafter expressed.

     Based upon the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:

     1. Corning is a corporation duly incorporated and validly existing under the laws of the State of New York;

     2. The Deferred Compensation Obligations to be offered by Corning pursuant to the Plan, when issued or sold in accordance with the Plan, will be valid and binding obligations of Corning, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting the enforcement of creditors rights or by general principles of equity.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the use of my name in "Interests of Named Experts and Counsel" in such Registration Statement.

                                   Very truly yours,

                                   /s/ William C. Ughetta

                                                     EXHIBIT 23.2

               CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
January 27, 1997 which appears on Page 22 of the Corning Incorporated 1996 Annual Report on Form 10-K for the fiscal year ended December 31, 1996. We also consent to the incorporation by reference of our report dated January 21, 1997 on the financial statements of Dow Corning Corporation, which appears on Page 57 of the Corning Incorporated Annual Report on Form 10-K for the fiscal year ended December 31, 1996. We also consent to the reference to us under the heading "Interest of Named Experts and Counsel" in this Registration Statement.


                                        /s/Price Waterhouse LLP
                                        PRICE WATERHOUSE LLP


1177 Avenue of the Americas
New York, NY  10036
April 29, 1997

                      CORNING INCORPORATED

                    ________________________

                        POWER OF ATTORNEY
                    ________________________

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, James B. Flaws, and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its Supplemental Investment Plan and any successor plan, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of April, 1997.



                                   /s/ James R. Houghton
                                   JAMES R. HOUGHTON



h:\poa\supp.poa

                      CORNING INCORPORATED

                    ________________________

                        POWER OF ATTORNEY
                    ________________________

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, James B. Flaws, and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its Supplemental Investment Plan and any successor plan, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 7th day of April, 1997.



                                   /s/ Roger G. Ackerman
                                   ROGER G. ACKERMAN



h:\poa\supp.poa

                      CORNING INCORPORATED

                    ________________________

                        POWER OF ATTORNEY
                    ________________________

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, James B. Flaws, and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its Supplemental Investment Plan and any successor plan, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 7th day of April, 1997.



                                   /s/ Van C. Campbell
                                   VAN C. CAMPBELL



h:\poa\supp.poa

                      CORNING INCORPORATED

                    ________________________

                        POWER OF ATTORNEY
                    ________________________

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, James B. Flaws, and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its Supplemental Investment Plan and any successor plan, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 7th day of April, 1997.



                                   /s/ Robert Barker
                                   ROBERT BARKER

                      CORNING INCORPORATED

                    ________________________

                        POWER OF ATTORNEY
                    ________________________

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, James B. Flaws, and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its Supplemental Investment Plan and any successor plan, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 2nd day of April, 1997.



                                   /s/ John Seely Brown
                                   JOHN SEELY BROWN

                      CORNING INCORPORATED

                    ________________________

                        POWER OF ATTORNEY
                    ________________________

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, James B. Flaws, and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its Supplemental Investment Plan and any successor plan, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of April, 1997.



                                   /s/ Lawrence S. Eagleburger
                                   LAWRENCE S. EAGLEBURGER

                      CORNING INCORPORATED

                    ________________________

                        POWER OF ATTORNEY
                    ________________________

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, James B. Flaws, and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its Supplemental Investment Plan and any successor plan, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of April, 1997.



                                   /s/ John H. Foster
                                   JOHN H. FOSTER



h:\poa\supp.poa

                      CORNING INCORPORATED

                    ________________________

                        POWER OF ATTORNEY
                    ________________________

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, James B. Flaws, and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its Supplemental Investment Plan and any successor plan, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of April, 1997.



                                   /s/ Norman E. Garrity
                                   NORMAN E. GARRITY



h:\poa\supp.poa

                      CORNING INCORPORATED

                    ________________________

                        POWER OF ATTORNEY
                    ________________________

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, James B. Flaws, and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its Supplemental Investment Plan and any successor plan, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of April, 1997.



                                   /s/ Gordon Gund
                                   GORDON GUND



h:\poa\supp.poa

                            CORNING INCORPORATED

                    ________________________

                        POWER OF ATTORNEY
                    ________________________

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, James B. Flaws, and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its Supplemental Investment Plan and any successor plan, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 3rd day of April, 1997.



                                   /s/ John M. Hennessy
                                   JOHN M. HENNESSY

                      CORNING INCORPORATED

                    ________________________

                        POWER OF ATTORNEY
                    ________________________

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, James B. Flaws, and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its Supplemental Investment Plan and any successor plan, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of April, 1997.



                                   /s/ James W. Kinnear
                                   JAMES W. KINNEAR

                      CORNING INCORPORATED

                    ________________________

                        POWER OF ATTORNEY
                    ________________________

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, James B. Flaws, and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its Supplemental Investment Plan and any successor plan, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of April, 1997.



                                   /s/ John W. Loose
                                   JOHN W. LOOSE

                      CORNING INCORPORATED

                    ________________________

                        POWER OF ATTORNEY
                    ________________________

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, James B. Flaws, and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its Supplemental Investment Plan and any successor plan, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of April, 1997.



                                   /s/ James J. O'Connor
                                   JAMES J. O'CONNOR

                      CORNING INCORPORATED

                    ________________________

                        POWER OF ATTORNEY
                    ________________________

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, James B. Flaws, and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its Supplemental Investment Plan and any successor plan, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of April, 1997.



                                   /s/ Catherine A. Rein
                                   CATHERINE A. REIN

                      CORNING INCORPORATED

                    ________________________

                        POWER OF ATTORNEY
                    ________________________

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, James B. Flaws, and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its Supplemental Investment Plan and any successor plan, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 27th day of March, 1997.



                                   /s/ Henry Rosovsky
                                   HENRY ROSOVSKY

                      CORNING INCORPORATED

                    ________________________

                        POWER OF ATTORNEY
                    ________________________

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, James B. Flaws, and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its Supplemental Investment Plan and any successor plan, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of April, 1997.



                                   /s/ H. Onno Ruding
                                   H. ONNO RUDING



h:\poa\supp.poa

                      CORNING INCORPORATED

                    ________________________

                        POWER OF ATTORNEY
                    ________________________

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, James B. Flaws, and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of all amounts of its deferred compensation obligations to be offered by Corning Incorporated to its employees and to employees of certain of its subsidiaries pursuant to its Supplemental Investment Plan and any successor plan, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to one or more Registration Statements to be filed with the Securities and Exchange Commission in respect of said deferred compensation obligations, to any and all amendments to the said Registration Statements, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of April, 1997.



                                   /s/ William D. Smithburg
                                   WILLIAM D. SMITHBURG



h:\poa\supp.poa